U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) November 24, 2010

PRIVATE MEDIA GROUP, INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada	0-25067	87-0365673
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification Number)

537 Stevenson Street, San Francisco, California 94103

(Address of U.S. principal executive offices)

Calle de la Marina 16-18, Floor 18, Suite D, 08005 Barcelona, Spain

(Address of European principal executive offices)

U.S. (415) 575-9700, Europe 34-93-620-8090

(Issuer’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act of 1933 (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On November 24, 2010, Private Media Group, Inc. (the “Company”) received a letter (“Letter”) from The NASDAQ Stock Market stating that because the Company failed to file its Form 10-Q for the period ended September 30, 2010 (the “Filing”), on or before its due date, November 22, 2010, it is not in compliance with NASDAQ Marketplace Rule 5250(c)(1) (the “Rule”), which requires that a listed company timely file periodic financial reports with the U.S. Securities and Exchange Commission as a condition to continued listing of its securities. The Letter has no immediate effect on the listing of the Company’s Common Stock.

On November 30, 2010, the Company completed its Filing and on December 1, 2010 it received a letter from NASDAQ stating that the Company had regained compliance with the Rule and that the matter was closed.

A copy of the press release issued by the Company on December 1, 2010, disclosing receipt of the Letter is included in this report as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibits are filed as part of this report:

Exhibit No.	Exhibit Description

99.1	Press Release dated December 1, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

PRIVATE MEDIA GROUP, INC.
(Registrant)

Date: December 1, 2010	/S/ JOHAN GILLBORG
Johan Gillborg,
Chief Financial Officer

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